EXHIBIT 5

                         OLLE, MACAULAY & ZORRILLA, P.A.

                                1402 Miami Center
                          201 South Biscayne Boulevard

                              Miami, Florida 33131

                                      -----

                                 (305) 358-9200
                            Telecopier (305) 358-9617

                                 August 29, 1996

ProxyMed, Inc.
2501 Davie Road
Suite 230
Ft. Lauderdale, Florida  33317

                  RE:      PROXYMED, INC. FORM S-3
                           REGISTRATION STATEMENT (NO. 33-___________)

Gentlemen:

                  We have acted as counsel to ProxyMed, Inc., a Florida corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the distribution and sale by certain security holders of the Company of up to 165,000 shares of the Company's Common Stock, par value $0.001 per share, as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering to which the Registration Statement relates.

                  We have examined original, photostatic or certified copies of such records of the Company, including the Articles of Incorporation, the Bylaws and minutes, the Registration Statement and other documents as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to our opinions we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

                  Based on the foregoing and subject to the comments and exceptions noted below, we are of the opinion that the 165,000 shares of Common Stock covered by the Registration Statement have been or, when duly issued and delivered upon warrant exercise as

ProxyMed, Inc.
August 29, 1996
Page 2

described in the Registration Statement, will be legally issued, fully paid and non-assessable.

                                    * * * * *

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission's rules and regulations thereunder.

                                              Sincerely,

                                              Olle, Macaulay & Zorrilla, P.A.



                                              By: /s/ ROBERT B. MACAULAY
                                                  ----------------------
                                                  Robert B. Macaulay

RBM/mcf

cc:   Harold S. Blue
      Bennett Marks